UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman

On September 25, 2023, Nuburu, Inc. (the “Company”) appointed Ron Nicol as the Executive Chairman of the Company. Mr. Nicol, who joined the Company as a director in 2020, has served as the independent Chairman of the Board since 2023. In his newly extended role as Executive Chairman, Mr. Nicol will prioritize scaling the Company’s commercial efforts and other executive administrative functions. Mr. Nicol’s executive experience spans over 40 years and is paired with a background in physics and the Nuclear Navy. He has been a Senior Advisor to Boston Consulting Group since 2016, where prior to that, he was a longtime senior partner and managing director leading the Technology, Media & Telecommunications practice. In connection with his appointment as Executive Chairman, Mr. Nicols will receive an annual base salary of $100,000 and options to acquire 2,160,000 shares of common stock, which vest monthly over a two-year period.

Dr. Mark Zediker, the Chief Executive Officer and Co-Founder of the Company, will continue to focus on scaling the Company’s production capacity to meet existing, as well as expected, customer demand. In addition, Dr. Zediker will continue leading the Company’s technology and development efforts centered around the introduction of multi-kilowatt and single-mode blue laser systems, as well as identifying strategic and opportunistic projects in the defense and government markets.

There are no arrangements or understandings between Mr. Nicol and any other person pursuant to which Mr. Nicol was selected as a director. Mr. Nicol previously entered into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K, filed by the Company with the SEC on March 31, 2023, and which remains in effect. Certain transactions between the Company and Mr. Nicol that are required to be disclosed pursuant to Item 404(a) of Regulation S-K are described in the “Certain Relationships and Related Party Transactions” section of the Company’s 2023 Proxy Statement, filed by the Company with the SEC on April 21, 2023, which disclosure is incorporated herein by reference.

Creation and Appointment of Lead Independent Director; Committee Appointment

In connection with the appointment of Mr. Nicol as Executive Chairman, the Company also (1) established the role of Lead Independent Director, (2) appointed Elizabeth Mora as the Lead Independent Director, and (3) appointed Lily Yan Hughes to replace Mr. Nicols on the Audit Committee.

Item 7.01 Regulation FD Disclosure.

On September 25, 2023, the Company issued a press release entitled “NUBURU Strengthens Executive Management Team,” which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	September 25, 2023	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Financial Officer